UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 3, 2014 (August 29, 2014)

HALLADOR ENERGY COMPANY
(Exact name of registrant as specified in its charter)

Colorado	0-14731	84-1014610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Lincoln Street, Suite 2700, Denver Colorado	80264-2701
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 303-839-5504

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On August 29, 2014 Sunrise Coal LLC, our wholly-owned subsidiary, closed the previously announced acquisition of Vectren Fuels (see Form 8-K filed July 8, 2014).

The purchase price was $320 million.  On the same date we entered into a credit agreement with PNC Bank as administrative agent for a group of several other banks. The credit agreement allows for a $250 million revolver and a $175 million term loan. Considering the acquisition and the payment of bank fees, our current debt is $350 million. The credit facility is collateralized by substantially all of Sunrise Coal’s assets and we are the guarantor.

All borrowings under the credit agreement bear interest at LIBOR plus 2.25% if the leverage ratio is less than 1X, LIBOR plus 2.5% if the leverage ratio is over 1 but less than 1.5X; LIBOR plus 2.75% if the ratio is over 1.5X but less than 2X; LIBOR plus 3% if the ratio is over 2.5X but less than 2.5X and at LIBOR plus 3.5% if the leverage ratio is over 2X (which it currently is). The maximum leverage ratio is 3.25X.  The leverage ratio is equal to funded debt/EBITDA.   Sunrise entered into swap agreements to fix the LIBOR component of the interest rate to achieve an effective fixed rate of no greater than 5% or less on 100% ($175 million) of the term loan and on $100 million of the revolver with 10% step downs each quarter commencing March 31, 2016.

The Credit Agreement also imposes certain other customary restrictions and covenants as well as certain milestones we must meet in order to draw down the full amount.  The term loan requires annual amortization during the five years at 10%, 15%, 15%, 20%, 20% with a bullet at maturity.

Item 2.01       Completion of Acquisition or Disposition of Assets

See above.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See above.

Item 7.01       Regulation FD Disclosure

We are hosting a live audio webcast accompanied with slides and conference call at 2:00 p.m. Eastern Time on Thursday, September 4, 2014 to discuss the acquisition.

The webcast will be accessible on the company's website, at www.halladorenergy.com, under the “Presentations” tab.  The telephone number for the conference call is 844-420-7670 and reference "Hallador Energy Investor Call" (conference ID 96574427).

The slide presentation is filed as an exhibit to this Form 8-K.

Item 9.01       Financial Statements and Exhibits

Financial statements of Vectren Fuels and the related pro financial information will be filed as an exhibit to this Form 8-K on or before 75 days of August 29, 2014.

99.1	Press Release Dated August 29, 2014
99.2	Press Release Dated September 2, 2014
99.3	Slide Presentation for Webcast on September 4, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 3, 2014	HALLADOR ENERGY COMPANY By: /s/W.ANDERSON BISHOP W. Anderson Bishop, CFO